SCHEDULE A

                            TO THE BEAR STEARNS FUNDS
                                 RULE 18F-3 PLAN
                DATED MARCH 24, 1995 (REVISED AS OF MAY 21, 2001)


                                   Portfolios

                               S&P STARS Portfolio
                        S&P STARS Opportunities Portfolio
                            Large Cap Value Portfolio
                            Small Cap Value Portfolio
                                Income Portfolio
                            The Insiders Select Fund
                              Focus List Portfolio
                               Balanced Portfolio
                        High Yield Total Return Portfolio
                         International Equity Portfolio
                         Emerging Markets Debt Portfolio

                                   SCHEDULE B

                            TO THE BEAR STEARNS FUNDS
                                 RULE 18F-3 PLAN
                DATED MARCH 24, 1995 (REVISED AS OF MAY 21, 2001)


Front-End Sales Charge--Class A Shares--The public offering price for Class A shares shall be the net asset value per share of that Class plus a sales load as shown below:

(a) For S&P STARS Portfolio, S&P STARS Opportunities Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, The Insiders Select Fund, Focus List Portfolio, Balanced Portfolio and International Equity
         Portfolio:

                                                  Total Sales Load
                                       ----------------- ---- ----------------
Amount of Transaction                     As a % of              As a % of
                                           offering              net asset
                                          price per              value per
                                            share                  share
                                       -----------------      ----------------
Less than $50,000....................        5.50%                 5.82%
$50,000 to less than $100,000........        4.75                  4.99
$100,000 to less than $250,000.......        3.75                  3.90
$250,000 to less than $500,000.......        2.75                  2.83
$500,000 to less than $1,000,000.....        2.00                  2.04
$1,000,000 and above.................        0.00                  0.00

(b) For Income Portfolio, High Yield Total Return Portfolio, and Emerging Markets Debt Portfolio:

                                             Total Sales Load
                                  ----------------- ---- ----------------
Amount of Transaction                As a % of              As a % of
                                      offering              net asset
                                     price per              value per
                                       share                  share
                                  -----------------      ----------------
Less than $50,000................      4.50%                  4.71%
$50,000 to less than $100,000....      4.25%                  4.44%
$100,000 to less than $250,000...      3.25%                  3.36%
$250,000 to less than $500,000...      2.50%                  2.56%
$500,000 to less than $1,000,000.      2.00%                  2.04%
$1,000,000 and above.............      0.00%                  0.00%

Contingent Deferred Sales Charge--Class A Shares--A CDSC of 1.00% shall be assessed at the time of redemption of Class A shares purchased without an initial sales charge as part of an investment of at least $1,000,000 and redeemed within one year after purchase. A CDSC of .50% shall be assessed at the time of redemption of Class A shares purchased without a sales charge with the proceeds from the redemption of shares of an investment company sold with a sales charge or commission and not distributed by the Portfolio's Distributor. The terms contained in Schedule D pertaining to the CDSC assessed on redemptions of Class C shares, including the provisions for waiving the CDSC, shall be applicable to the Class A shares subject to a CDSC. Letter of Intent and Right of Accumulation shall apply to such purchases of Class A shares.

                                   SCHEDULE E

                            TO THE BEAR STEARNS FUNDS
                                 RULE 18F-3 PLAN
                DATED MARCH 24, 1995 (REVISED AS OF MAY 21, 2001)


Amount of Distribution Plan--Each of the following Series shall pay a fee based on the value of the average daily net assets of the respective Class as follows:

------------------------------------- --------------- --------------- ----------
Name of Series                           Class A         Class B        Class C
--------------                           -------         -------        -------
------------------------------------- --------------- --------------- ----------
S&P STARS Portfolio                        .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
S&P STARS Opportunities Portfolio          .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
Large Cap Value Portfolio                  .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
Small Cap Value Portfolio                  .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
The Insiders Select Fund                   .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
Income Portfolio                           .10%               .75%        .75%
------------------------------------- --------------- --------------- ----------
Focus List Portfolio                       .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
Balanced Portfolio                         .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
High Yield Total Return Portfolio          .10%               .75%        .75%
------------------------------------- --------------- --------------- ----------
International Equity Portfolio             .25%               .75%        .75%
------------------------------------- --------------- --------------- ----------
Emerging Markets Debt Portfolio            .10%               .75%        .75%
------------------------------------- --------------- --------------- ----------

Amount of Shareholder Servicing Plan--Each of the following Series shall pay a fee based on the value of the average daily net assets of the respective Class as follows:

----------------------------------- --------------- --------------- ------------
Name of Series                         Class A         Class B        Class C
--------------                         -------         -------        -------
----------------------------------- --------------- --------------- ------------
S&P STARS Portfolio                      .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
S&P STARS Opportunities Portfolio        .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
Large Cap Value Portfolio                .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
Small Cap Value Portfolio                .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
The Insiders Select Fund                 .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
Income Portfolio                         .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
Focus List Portfolio                     .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
Balanced Portfolio                       .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
High Yield Total Return Portfolio        .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
International Equity Portfolio           .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------
Emerging Markets Debt Portfolio          .25%            .25%          .25%
----------------------------------- --------------- --------------- ------------